THIS AGREEMENT made the 18th day of May, 1998

BETWEEN


1. MOMENTUM INTERNET INCORPORATED whose registered office is situated at PO Box 71, Craigmuir Chambers, Roadtown, Tortola, British Virgin Islands ("Momentum"); and

2. OPTIONS DIRECT (Europe) Limited whose registered office is situated at Upper Ground Floor, Salisbury House, London Wall, EC2M 5QQ, UK ("Options Direct")

WHEREAS

     1) Momentum is engaged in the business of providing websites and technical support for Internet connectivity.

     2) Options Direct is a stock broker and duly authorized to carry on business as such under the laws of England and wishes to obtain the benefit of the knowledge, skill and experience of Momentum in developing Internet trading in securities on the terms and conditions hereinafter appearing

     NOW IT IS HEREBY AGREED as follows:

1. Definition

     1.1 The Service

     The provision by Momentum of Internet connectivity Technical support Design and construction of Options Direct's pages on the Momentum's Swiftrade website. Hosting of Option Direct's web pages Trading and portfolio management software. Marketing and promotion of the Momentum's Swiftrade website on the Internet and in print publications.

     1.2 The Business

     The buying and selling of securities listed and/or quoted on the London Stock Exchange.

     1.3 The Business System

     The method of utilising the Service developed and implemented by Momentum in connection with the operation of the Business adopting the methods techniques and knowledge of Momentum.

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     1.4 The Operation

     The operation by Options Direct of the Business through the Service using the Business System.

2. The Grant

     2.1 Momentum hereby grants to Options Direct the non-exclusive right to the Service

     2.2 Options Direct hereby acknowledges that it is bound to use the Service exclusivcly through Momentum

3. Momentum's obligation

     3.1 Momentum will provide advice and assistance in relation to the Service

4. Option Direct's obligations

     4.1 All clients obtained through the Operation will be provided by Options Direct with the services of a broker in its capacity as a stockbroker authorized to carry on business in England

     4.2 Options Direct will arrange for the transmission of detailed account opening documents to the clients by automated electronic mail, obtaining completed application forms and receiving funds

5. The Term

     5.1 This agreement shall commence on the date hereof and will continue for a period of five years unless terminated in accordance with the provisions contained in clause 11 hereof

6. Exclusivity

     6.1 The rights granted to Options Direct herein shall extend only to the United Kingdom and Options Direct agrees unless with the prior written consent of Momentum that it will not make use nor will it permit or authorize any use of the Business System nor will it knowingly offer or provide any information or assistance to any person, firm, company or undertaking which intends or may seek to use such information

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7. Remuneration

     7.1 Options Direct agrees to pay 15% of the Turnover of the Operation to Momentum on the first 50 trades per trading day and to pay 25% of the Turnover of the Operation to Momentum on trades over 50 per trading day.

     7.2 "Turnover" for the purposes of calculation payments to be made by Options Direct to Momentum is the gross commissions earned by Options Direct from the Operation arising directly or indirectly from the utilization of the Business System during each month of the term of this agreement (and for any period less than a complete calendar month prior to the payment date) less any costs of settlement.

     7.3 The  payment  date will not be later than  three  weeks from the end of
each   calendar   month  such   payments   to  be  made  by   cheque/telegraphic
transfer/banker's draft to a specified bank account of Momentum

     7.4 In the event that any sums due to Mornentarn are not paid by Options Direct on the due date, such sums shall bear interest from day to day at the annual rate of 7%

8. Accounts and records

     8.1 Options Direct will;

          8.1.1 maintain or procure the maintaining of an accurate account and record of the buying and selling of securities carried out using the Business System each month and commissions received and shall send to Momentum a monthly statement thereof prior to the payment date each month

          8.1.2 Momentum or through its duly appointed agent shall be entitled to examine the separate books and accounts kept by Options Direct in connection with the Operation and be supplied at Momentum's expense, with all relative information including invoices, operating statistics and other such financial information in such form as Momentum may reasonably require to be kept properly informed about the Operation and any other relevant activities of Options Direct


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9. Termination

     9.1 Momentum may terminate this agreement forthwith by giving notice in writing to Options Direct in any of the following events;

          9.1.1 if Options Direct shall at any time fail to pay any amounts due and payable to Momentum hereunder within ten days of a notice in writing requesting such payments:

          9.1.2 if Options Direct shall fail to submit to Momentum in a timely manner any of the accounting, financial or record information required to be so submitted;

          9.1.3 if Options Direct shall fail to operate or procure the Operation of the Business in accordance with the Business System;

          9.1.4 if Options Direct shall fail to commence operations within 90 days from the signing of this agreement;

     9.2 Options Direct may at any time terminate this Agreement by giving not less than one months' notice in writing to Momentum.

10. Consequences of Termination

     10.1 Upon the termination or expiration of this agreement for any reason Options Direct shall;

          10.1.1 pay to Momentum the full amount of all monies then or thereafter due together with any interest thereon up until the date of payment as and when it would otherwise have been payable.

          10.1.2 Immediately cease the Operation and to use the Business System or authorize any other person so to do and shall not thereafter hold itself out in any way as the operator of the Business System in Hong Kong and refrain from any action that would or may indicate any relationship between it and Momentum;

     10.2 The expiration or termination of this Agreement shall be without prejudice to the accrued rights of the parties and any provision hereof which relates to or governs the acts of the parties hereto subsequent to such expiry or termination hereof shall remain in full force and effect and shall be enforceable notwithstanding such expiry or termination.

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11. Force majeure

     11.1 Neither of the parties of this Agreement shall be responsible to the other party for any delay in performance or non-performance due to any causes beyond the reasonable control of the parties hereto, but the affected party shall promptly upon the occurrence of any such cause so inform the other party in writing, stating that such cause has delayed or prevented its performance hereunder and thereafter such party shall take all action within its power to comply with the terms of this Agreement as fully and promptly as possible

 12. Notices

     12.1 Any notice, demand or other communication to be given hereunder shall be deemed to have been delivered (a) if given or made by letter, by airmail witin seven (7) days from the date of posting; (b) if by hand when actually delivered to the relevant address; (c) if given or made by fax or electronic mail, when dispatched

     12.2 Such notice shall be sent if by post or by hand to the last known address of either party or in the case of electronic transmission to the last known fax number or electronic mail number or either party

 13. Governing law

     13.1 This Agreement and all rights and obligations of the parties hereto shall be governed and construed in accordance with the Laws of England and the parties hereto hereby submit to the jurisdiction of the English Courts.


IN WITNESS whereof this Agreement has been executad on the day and year first above written.

SIGNED by )

For and on behalf of Momentum )    /S/ Anthony Tobin
Internet Incorporated in the  )
presence of:                  )



SIGNED by                     )

For and on behalf of Options  )
Direct (Europe) Limited       )
in the presence of:           )


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